UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2023 (February 7, 2023)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38839	82-5325852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Division Street, Suite 400, San Francisco, CA	94103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2023, Shift Technologies, Inc. (the “Company”), along with its wholly owned subsidiaries CarLotz, Inc., a Delaware corporation (“CarLotz”), CarLotz Group, Inc., a Delaware corporation (“CarLotz Group”), CarLotz, Inc., an Illinois corporation (“CarLotz Illinois”), CarLotz California, LLC, a California limited liability company (“CarLotz California” and, together with CarLotz, CarLotz Group and CarLotz Illinois, the “CarLotz Borrowers”), and Shift Operations LLC, a Delaware limited liability company (“Shift Operations” and, together with the CarLotz Borrowers, the “Borrowers”), entered into an Amendment to Inventory Financing and Security Agreement (the “First Amendment”) with Ally Bank (“Ally Bank”) and Ally Financial Inc. (“Ally Financial” and, together with Ally Bank, the “Lender”).

Effective as of February 7, 2023 (the “Effective Date”), the First Amendment amends that certain Inventory Financing and Security Agreement dated December 9, 2021 (the “Ally Facility”), by and among the Company, Shift Operations and the Lender, to (i) join the CarLotz Borrowers as borrowers under the Ally Facility and terminate the inventory financing arrangement between the CarLotz Borrowers and the Ally Parties that was entered into prior to the Company’s acquisition of CarLotz, (ii) reduce the maximum available credit line under the Ally Facility from $100 million to $75 million and (iii) require the Borrowers to make monthly principal reduction payments for each vehicle subject to the floor plan for more than 150 days rather than 180 days. In addition, effective February 1, 2023, the First Amendment increases the per annum interest rate applicable to Advances (as defined in the Ally Facility) to be equal to the prime rate designated from time to time by Ally Bank plus 175 basis points (from 150 basis points).

The Ally Facility is secured by a grant of a security interest in substantially all of the assets of the Company, the Borrowers and each other wholly owned subsidiary of the Company domiciled in the United States, and payment is guaranteed by the Company, the Borrowers and each other wholly owned subsidiary of the Company domiciled in the United States.

The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

To the extent applicable, the information set forth under Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 8.01 Other Events.

As previously disclosed, on December 22, 2022, the Company received a written notice (the “MVLS Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, for the last 30 consecutive business days, the Company’s Minimum Value of Listed Securities was below the minimum of $35 million required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq listing rule 5550(b)(2) (the “MVLS Requirement”). On February 8, 2023, the Company received a written notice from the Staff notifying the Company that the Staff is withdrawing the MVLS Notice and closing the matter upon determining, after its review of a Change in Shares Outstanding form submitted by the Company, that the Company would have met the MVLS Requirement within the applicable 30-business day period.

As previously disclosed, the Company has until April 3, 2023 to regain compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) with respect to the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”). The Company intends to monitor the closing bid price of its Class A common stock and may, if appropriate, consider available options to regain compliance with the Bid Price Requirement. However, there can be no assurance that the Company will be able to regain compliance with the Bid Price Requirement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to Inventory Financing and Security Agreement, dated as of February 7, 2023, by and among Shift Technologies, Inc., CarLotz, Inc., a Delaware corporation, CarLotz Group, Inc., CarLotz, Inc., an Illinois corporation, CarLotz California, LLC, Shift Operations LLC, Ally Bank and Ally Financial Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: February 10, 2023	By:	/s/ Jeff Clementz
	Name:	Jeff Clementz
	Title:	Chief Executive Officer

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